SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) September 8, 2005
TransTechnology Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	1-7872	95-4062211

(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Liberty Ave, Union, New Jersey	07083

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (908) 688-2440

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01 Entry Into a Definitive Material Agreement
ITEM 9.01. Financial Statements and Exhibits
SIGNATURES
EX-10.1 Settlement Agreement Dated Sept. 6, 2005
EX-10.2 Stipulation of Dismissal with Prejudice
EX-10.3 Dismissal Order Dated Sept. 8, 2005
EX-99.1 Press Release Issued Sept. 9, 2005

ITEM 1.01 Entry Into a Definitive Material Agreement.
     The registrant has entered into a definitive settlement agreement with the United States Department of Justice finalizing the previously reported agreement in principle regarding the civil and contractual issues arising from the government’s investigation of the overhaul and repair business of the registrant’s Breeze-Eastern division. Simultaneously with finalization of the settlement, a preexisting seal on the associated governmental proceedings under the federal False Claims Act was lifted and the proceedings dismissed on September 8, 2005. As previously reported, the criminal aspects of the investigation relating to the registrant were closed in March 2005 without the government bringing any charges or other actions against the registrant.
     Under the terms of the civil settlement, the registrant will pay the government $1.0 million, and will rebuild, at no charge to the government, three rescue hoists that were disassembled by the government as part of its investigation. The monetary part of the settlement will be paid in three installments: $100,000, which was paid upon execution of the settlement agreement; $300,000 on March 30, 2006; and $600,000 on September 30, 2006. The registrant issued a press release with respect to the foregoing matters which is included as an exhibit to this filing.
ITEM 9.01. Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit	Description
10.1	Settlement Agreement dated September 6, 2005 by and among the United States of America, through the Department of Justice, Lorenzo Marrero, the Registrant and its Breeze-Eastern division (collectively, the “Parties”).

10.2	Stipulation of Dismissal with Prejudice among the Parties dated September 6, 2005, as submitted to the United States District Court, District of New Jersey.

10.3	Dismissal Order dated September 8, 2005.

99.1	Press release of the registrant issued September 9, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSTECHNOLOGY CORPORATION

By:	/s/ Joseph F. Spanier

Joseph F. Spanier, Vice President, Chief
Financial Officer and Treasurer
Date: September 12, 2005

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